Exhibit 21.1

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITY OF CNFINANCE HOLDINGS LIMITED

Subsidiaries	Jurisdiction of Incorporation
Sincere Fame Fame International Limited 诚名国际有限公司	British Virgin Islands
China Financial Services Group Limited 泛华金融服务集团有限公司	Hong Kong
Fanhua Chuang Li Information Technology (Shenzhen) Co., Ltd. 泛华创利信息技术(深圳)有限公 司*	PRC
Shenzhen Fanhua United Investment Group Co., Ltd. 深圳泛华联合投资集团有限公司*	PRC
Guangzhou Anyu Mortgage Consulting Co., Ltd. 广州安宇按揭咨询有限公司*	PRC
Zhengzhou Lirui Financial Advisory Co., Ltd. 郑州利瑞财务咨询有限公司*	PRC
Chongqing Fengjie Financial Advisory Co., Ltd. 重庆丰捷财务咨询有限公司*	PRC
Guangzhou Chengze Information Technology Co., Ltd. 广州诚泽信息技术有限公司*	PRC
Qidong Fanhua Financial Management Co., Ltd. 启东泛华财务管理有限公司*	PRC
Chongqing Liangjiang New Area Fanhua Micro-credit Co., Ltd. 重庆市两江新区泛华小额贷款有 限公司*	PRC
Shenzhen Fanhua Micro-credit Co., Ltd. 深圳泛华小额贷款有限公司*	PRC
Shenzhen Fanhua Fund Management Services Co., Ltd. 深圳泛华基金管理服务有限公司*	PRC
Guangzhou Heze Information Technology Co., Ltd. 广州和泽信息技术有限公司*	PRC
Beijing Lianxin Chuanghui Information Technology Co., Ltd. 北京联鑫创辉信息技术有限公司*	PRC
Shenzhen Fanlian Investment Co., Ltd. 深圳泛联投资有限公司*	PRC
Fanhua Financial Leasing (Shenzhen) Co., Ltd. 泛华融资租赁深圳有限公司*	PRC
Shenzhen Fanhua Chengyu Finance Services Co., Ltd. 深圳泛华诚誉金融配套服务有限公司*	PRC
Hangzhou Shenzhen Fanlian Investment Co., Ltd. 杭州深泛联投资管理有限公司*	PRC
Beijing Fanhua Qilin Capital Management Co., Ltd. 北京泛华麒麟资本管理有限公司*	PRC
Shijiazhuang Fanhua Financial Advisory Co., Ltd. 石家庄泛华财务咨询有限公司*	PRC
Taizhou Fanhua Financial Advisory Co., Ltd. 泰州泛华财务咨询服务有限公司*	PRC

Xuzhou Shenfanlian Enterprise Management Co., Ltd. 徐州深泛联企业管理有限公司*	PRC
Zhenjiang Fanhua Business Service Advisory Co., Ltd. 镇江泛华商务服务咨询有限公司*	PRC
Nantong Shenfanlian Enterprise Management Co., Ltd. 南通深泛联企业管理有限公司*	PRC
Jiaxing Fanhua Enterprise Management Consulting Co., Ltd. 嘉兴泛华企业管理咨询有限公司*	PRC
Baoding Fanjie Financial Advisory Co., Ltd. 保定泛杰财务咨询有限公司*	PRC
Guangzhou Jiajiarong Internet Information Technology Co., Ltd. 广州佳佳融互联网信息技术有限公司*	PRC
Fanxiaoxuan Culture Media (Guangzhou) Co., Ltd. 泛小宣文化传媒(广州)有限公司*	PRC

Consolidated Variable Interest Entity	Jurisdiction of Incorporation
Jinghua Structure Fund 5 菁华5号信托计划*	PRC
Jinghua Structure Fund 6 菁华6号信托计划*	PRC
Jinghua Structure Fund 27 菁华27号信托计划*	PRC
Jinghua Structure Fund 29 菁华29号信托计划*	PRC
Bohai Trust Shenfanlian Micro Finance Structure Fund 渤海信托深泛联小微金融集合资金信 托计划*	PRC
Bohai Huihe SME Structure Fund 渤海汇和小微企业经营贷集合资金信托计划*	PRC
Zhongyuan Wealth Anhui Structure Fund 1 中原财富–安惠1期*	PRC
Zhongyuan Wealth Anhui Structure Fund 2 中原财富–安惠2期*	PRC
Lanhai Structure Fund 1 蓝海信托1号集合资金信托计划*	PRC
Beijing Fanhua Micro-credit Company Limited 北京泛华小额贷款有限公司*	PRC

*	The English name of this subsidiary or consolidated variable interest entity, as applicable, has been translated from its Chinese name.